SCHEDULE II
                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

          COMMON STOCK-TRIAD SYSTEMS CORP

          GABELLI INTERNATIONAL LTD
                                10/11/96            3,000             5.7500

          GAMCO INVESTORS, INC.
                                10/16/96            4,000-            5.5000
                                10/15/96            6,000-            5.7188
                                10/01/96              200-            5.0000
                                 9/30/96            1,500-            5.3750
                                 9/13/96            1,500-            5.2500

          GABELLI ASSOCIATES LTD
                                10/17/96           20,000             9.5028

          GABELLI ASSOCIATES FUND
                                10/17/96          656,300             9.5028













          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON NASDAQ.

          (2) PRICE EXCLUDES COMMISSION.


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